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                             Exhibit 23.02

                           Consent of Counsel

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                           CONSENT OF COUNSEL

   Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-8 Registration Statement of Sonic Corp. ("Sonic") for the registration of 95,000 shares of Sonic common stock, par value $.01 per share.



                          /s/ PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.

                          PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.


Oklahoma City, Oklahoma
July 18, 1996